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                                                                     EXHIBIT 3.1



                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           onlinetradinginc.com corp.



         The undersigned, E. Steven zum Tobel, President of onlinetradinginc.com corp., a Florida corporation, organized and existing under and by virtue of the Florida Business Corporation Act (the "Corporation"), does hereby certify:

         1. The name of the Corporation is onlinetradinginc.com corp.

         2. The following provision of the Articles of Incorporation of the Corporation is amended in the following particular:

                  ARTICLE III is deleted and replaced with the following:

                           ARTICLE III - CAPITAL STOCK
                           ---------------------------

                  The aggregate number of shares of all classes of capital stock which the Company shall have the authority to issue is 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"); and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         3. The foregoing Amendment was adopted on May 7, 1999, by unanimous written consent of the Corporation's Board of Directors pursuant to
         Section 607.0821 of the Florida Statutes and was approved by the shareholders of the Corporation by written consent pursuant to Section
         607.0704 of the Florida Statutes. The number of votes cast by the shareholders for the Amendment was sufficient for approval by the shareholders.

         4. Except as modified hereby, the Articles of Incorporation of the Corporation shall remain in full force and effect.

THIS DOCUMENT PREPARED BY:
LINDA C. FRAZIER, ESQUIRE
Florida Bar No. 0990035
Broad and Cassel
201 S. Biscayne Boulevard, Suite 3000
Miami, Florida  33131
(305) 373-9400


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         IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment this ____ day of May, 1999.

                                    onlinetradinginc.com corp., a Florida
                                    corporation

                                    By: /s/ E. Steven zum Tobel
                                        --------------------------------------
                                        E. Steven zum Tobel, President

































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